UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     March 14, 2014

SFX Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 561-6400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

React Transaction

On March 14, 2014, SFX Entertainment, Inc., a Delaware corporation (the “Company”), entered into an amendment (the “React Amendment”) to that certain asset and membership interest contribution agreement, dated February 18, 2014 (the “React Agreement”) with SFX-React Operating LLC, a wholly owned subsidiary of the Company, React Presents, Inc. (“React”), Clubtix Inc. (“Clubtix”), Lucas King, and Jeffery Callahan, pursuant to which the Company will acquire substantially all of the assets of React and Clubtix used in connection with their businesses.

Upon entering into the React Agreement, the Company advanced $2.0 million (the “Advance”) to the sellers, which the Agreement provided the sellers could retain if the closing was not consummated by March 17, 2014, and the sellers were not at fault for the failure to close by that date.  Pursuant to the React Amendment, (1) the sellers gave up the right to terminate the React Agreement on March 17, 2014, (2) the Company advanced an additional $3.0 million to the sellers, bringing the total amount of the Advance to $5.0 million, and (3) the parties agreed that, if the closing is not consummated by April 4, 2014, and the sellers are not at fault for the failure to close, the sellers shall have the option to terminate the React Agreement and retain the Advance.  The aggregate $5.0 million Advance shall be credited against the total purchase price at closing.

Pursuant to the React Amendment, the Company also agreed to waive certain conditions to closing included in the React Agreement with regard to the delivery of financial statements and the absence of litigation.

West Loop Transaction

On March 14, 2014, the Company entered into an amendment (the “West Loop Amendment”) to that certain asset contribution agreement, dated February 18, 2014 (the “West Loop Agreement”) with SFX-React Operating LLC, a wholly owned subsidiary of the Company, West Loop Management I, LLC (“West Loop”), Lucas King, Jeffery Callahan, and the additional signatories named therein, pursuant to which the Company will acquire substantially all of the assets of West Loop used in connection with its business.  Messrs. Callahan and King, who together own 100% of React and Clubtix, also own 50% of West Loop.

The West Loop Agreement may be terminated substantially on the same terms as the React Agreement.  Pursuant to the West Loop Amendment, (1) the sellers gave up the right to terminate the West Loop Agreement on March 17, 2014, and (2) the parties agreed that, if the closing is not consummated by April 4, 2014, and the sellers are not at fault for the failure to close, the sellers shall have the option to terminate the West Loop Agreement.

Pursuant to the West Loop Amendment, the Company also agreed to waive the condition to closing included in the West Loop Agreement with regard to the delivery of financial statements.

The foregoing descriptions of the React Amendment and the West Loop Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference. The foregoing descriptions of the React Agreement and the West Loop Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, attached to the Company’s Current Report on Form 8-K, dated February 18, 2014, as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Forward-Looking Information

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, but not limited to, the timing and anticipated completion of the purchase of React and West Loop and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Readers are cautioned not to place undue reliance on any such forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: our ability to close the acquisition of React and West Loop, including the risk that any closing conditions will not be satisfied; our ability to pay debts and meet our liquidity needs; competition; the amount of the costs, fees, expenses and charges related to the acquisition of React and West Loop; any difficulties associated with requests or directions from governmental authorities; and any changes in general economic and/or industry-specific conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1

Amendment, dated as of March 14, 2014, to Asset and Membership Interest Contribution Agreement, dated as of February 18, 2014, by and among SFX Entertainment, Inc., SFX-React Operating LLC, React Presents, Inc., Clubtix Inc., Lucas King and Jeffery Callahan

10.2

Amendment, dated as of March 14, 2014, to Asset Contribution Agreement, dated as of February 18, 2014, by and among SFX Entertainment, Inc., SFX-React Operating LLC, West Loop Management I, LLC, Jeffery Callahan, Lucas King, Nick Karounos and Sam Cappas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: March 18, 2014	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director